EXHIBIT 23.1


                         CONSENT OF GRANT THORNTON LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
MicroTel International Inc.

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on
Form S-8 of our report dated March 24, 2004, relating to the consolidated financial statements and financial statement schedule of MicroTel International Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

/S/ GRANT THORNTON LLP

Los Angeles, California
March 24, 2004